Exhibit 99.1

Investor Contact: Larry P. Kromidas
618-258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the CIBC World Markets Industrials Conference

CLAYTON, MO, September 26, 2007 – Olin Corporation’s (NYSE: OLN) senior management will present at the CIBC World Markets 2nd Annual Industrials Conference in New York, NY on October 2, 2007.

Copies of the presentation slides for the conference will be available prior to the presentation to all investors, news media and the general public on Olin’s web site www.olin.com in the Investor section under Recent Press Releases and Speeches.

COMPANY DESCRIPTION

Olin Corporation is a manufacturer concentrated in three business segments:  Chlor Alkali Products, Metals, and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, and stainless steel strip and aluminum strip.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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